                                                                SA. WARR. NO. 01


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS.


                             THE COBALT GROUP, INC.

                          COMMON STOCK PURCHASE WARRANT

This certifies that, for good and valuable consideration received, DaimlerChrysler Corporation, or registered assigns, is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after May 1, 2003 and at or prior to 11:59 pm., Pacific time, on May 1, 2008 (the "Expiration Time"), but not thereafter, to acquire from The Cobalt Group, Inc., a Washington corporation (the "Company"), in whole or from time to time in part, up to 688,437 fully paid and nonassessable shares of Common Stock of the Company ("Warrant Stock") at a purchase price per share of $10.03 (the "Exercise Price"). Such number of shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to "Warrant Stock" and "Exercise Price" herein shall be deemed to include any such adjustment.

This Warrant is one of a series of Warrants issued pursuant to the Services Agreement between the Company and DaimlerChrysler Corporation, dated May 1, 2000 (the "Services Agreement"). Capitalized terms used but not defined in this Warrant shall have the meanings given them in the Services Agreement.

1.   EXERCISE OF WARRANT

The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, on the terms set forth herein by the surrender of this Warrant and the Notice of Exercise form attached hereto, duly executed, to the principal executive office of the Company at 2200 First Avenue South, Seattle WA 98134 (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the holder of this Warrant shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of

Warrant Stock so purchased.

2.   ISSUANCE OF SHARES; NO FRACTIONAL SHARES OR SCRIP

Certificates for shares purchased hereunder shall be delivered to the holder hereof within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. The Company hereby represents and warrants that all shares of Warrant Stock which may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the holder of the Warrant Stock). The Company agrees that the shares so issued shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the price at which each share may be purchased hereunder shall be paid in cash or check to the holder of this Warrant.

3.   CHARGES, TAXES AND EXPENSES

Issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; PROVIDED, however, that in the event certificates for shares of Warrant Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof.

4.   NO RIGHTS AS SHAREHOLDER

This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

5.   EXCHANGE AND REGISTRY OF WARRANT

This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer, or exercise in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

6.   LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

7.   SATURDAYS, SUNDAYS AND HOLIDAYS

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

8.   NOTICE OF PROPOSED TRANSACTIONS.

If at any time the Company proposes to sell or convey all or substantially all of its assets to any other entity, or consolidate with or into any other corporation or entity, or effect any reorganization or recapitalization, or engage in a transaction in which the shareholders of the Company immediately before the transaction will own immediately after the transaction less than a majority of the outstanding voting securities of the corporation or entity (or its parent) succeeding to the business of the Company, the Company shall give the holder of this Warrant 10 days' prior written notice of the proposed effective date of such transaction.

9.   REORGANIZATION, RECLASSIFICATION, ADJUSTMENTS.

If the Company at any time shall, by subdivision, combination, reorganization, merger, reclassification of securities, stock dividend or otherwise, change the Warrant Stock into the same or a different number of securities of any class or classes, this Warrant shall thereafter entitle the holder to acquire such number and kind of securities as would have been issuable in respect of the Warrant Stock (or other securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change) as the result of such change if this Warrant had been exercised in full for cash immediately prior to such change. The Exercise Price hereunder shall be adjusted if and to the extent necessary to reflect such change. If the Warrant Stock or other securities issuable upon exercise or conversion hereof are subdivided or combined into a greater or smaller number of shares of such security, the number of shares issuable hereunder shall be proportionately increased or decreased, as the case may be, and the Exercise Price shall be proportionately reduced or increased, as the case may be, in both cases according to the ratio which the total number of shares of such security to be outstanding immediately after such event bears to the total number of shares of such security outstanding immediately prior to such event. The Company shall give the holder prompt written notice of any change in the type of securities issuable hereunder, any adjustment of the Exercise Price for the securities issuable hereunder, and any increase or decrease in the number of shares issuable hereunder.

10.  TRANSFERABILITY

This Warrant and the rights hereunder are not transferable by the holder hereof without the prior written consent of the Company.

11.  REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to the holder hereof that:

          (a) during the period this Warrant is outstanding, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant;

          (b) the issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Warrant Stock issuable upon exercise of this Warrant;

          (c) the Company has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Warrant Stock hereunder and to carry out and perform its obligations under the terms of this Warrant;

          (d) all corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Warrant by the Company, the authorization, sale, issuance and delivery of the Warrant Stock and the performance of the Company's obligations hereunder has been taken; and

          (e) the Warrant Stock, when issued in compliance with the provisions of this Warrant, will be validly issued, fully paid and nonassessable, and free of any liens or encumbrances, and will be issued in compliance with all applicable federal and state securities laws.

12.  GOVERNING LAW

This Warrant shall be governed by and construed in accordance with the laws of the State of Washington.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers.

Dated: May 1, 2000

                                        THE COBALT GROUP, INC.



                                        By /s/ John W.P. Holt
                                          --------------------------------------
                                          John W.P. Holt
                                          President and Chief Executive Officer


ACCEPTED: May 1, 2000

DAIMLERCHRYSLER CORPORATION


By /s/ Gary Dilts
  --------------------------------------
  V.P. E-Commerce
  --------------------------------------

                               NOTICE OF EXERCISE


To:  The Cobalt Group, Inc.

(1) The undersigned hereby elects to purchase ___________ shares of Common Stock of The Cobalt Group, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                           --------------------------
                                     (Name)


                           --------------------------
                                    (Address)

(3) The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


----------------------------------      ----------------------------------
          (Date)                                   (Signature)

                                 ASSIGNMENT FORM

     (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

--------------------------------------------------------------
                                 (Please Print)

whose address is:
                 ---------------------------------------------
                                 (Please Print)


                                        Dated:
                                               ---------------------------------
                                        Holder's Signature:
                                                           ---------------------
                                        Holder's Address:
                                                         -----------------------


Guaranteed Signature:
                     -----------------------------------------------------------

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.


     WARRANT            NUMBER OF SHARES      EXERCISE PRICE         EXERCISABLE DATE         EXPIRATION DATE
SA Warrant No. 1          688,327                 $   10.03               5/1/03                 5/1/08
SA Warrant No. 2          516,328                 $   12.53               5/1/04                 5/1/09
SA Warrant No. 3          249,559                 $   15.04               5/1/05                 5/1/10
